EXHIBIT 10.31

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of July 26, 2007, is made by SEACASTLE INC., a corporation organized and existing under the laws of the Marshall Islands, SEACASTLE HOLDINGS LLC, a limited liability company organized and existing under the laws of the Marshall Islands and SCT CHASSIS INC., a corporation organized and existing under the laws of the Marshall Islands (each, a “Guarantor” and collectively, the “Guarantors”) to CITICORP NORTH AMERICA, INC., as Agent (the “Agent”) for each of the lenders from time to time party to the Credit Agreement (as defined below) (the “Lenders”, and collectively with the Agent and each other holder of an Obligation (as hereinafter defined), the “Guaranteed Parties”). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

WITNESSETH:

WHEREAS, the Agent and the Lenders have agreed to provide a revolving credit facility to Seacastle Operating Company Ltd., a corporation organized and existing under the laws of Bermuda (the “Borrower”) pursuant to that certain Credit Agreement (2007-A), dated as of July 26, 2007 (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), made by and among Seacastle Inc., as Parent, the Borrower, the Lenders and the Agent; and

WHEREAS, the Guarantors will materially benefit from the Loans to be made under the Credit Agreement and the Guarantors are willing to enter into this Guaranty to provide an inducement for the Lenders to make loans and advances under the Credit Agreement; and

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Agent and the Lenders was the obligation of the Borrower to cause the Guarantors to guarantee the Obligations of the Borrower under the Credit Agreement; and

WHEREAS, as a condition to making and continuing to make Loans under the Credit Agreement, each Guarantor is required to guarantee to the Guaranteed Parties payment of the Obligations in accordance with the terms of this Guaranty; and

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, each Guarantor hereby agrees as follows:

1. Guaranty. Each Guarantor hereby jointly and severally, unconditionally, absolutely, directly, primarily and irrevocably guarantees to the Guaranteed Parties the timely and complete payment and performance in full of the Obligations (as defined below). For all purposes of this Guaranty, “Obligations” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Agent (acting in any capacity) or to any Lender (or, in the case of Rate Hedging Obligations, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Guaranty, any other Loan Document, any Rate Hedging Obligation entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Agent (acting in any capacity) or to any Lender that are required to be paid by the Borrower pursuant thereto) or otherwise. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of any Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors. The Guarantors agree that the Obligations may at any time and from time to time exceed the amount of the liability of any or all of the Guarantors hereunder without impairing this Guaranty or affecting the rights and remedies of the Guaranteed Parties hereunder.

2. Unconditional Obligations. This is a guaranty of payment and not of collection. Each Guarantor’s obligations under this Guaranty shall be absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement or any other Loan Document or any other guaranty of the Obligations, and shall not be affected by any action taken under the Credit Agreement or any other Loan Document, any other guaranty of the Obligations, or any other agreement between the Guaranteed Parties and the Borrower or any other Person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Obligations, or by the release or other disposal of any security for any of the Obligations, or by the dissolution of the Borrower or the combination or consolidation of the Borrower into or with another entity or any transfer or disposition of any assets of the Borrower or by any extension or renewal of the Credit Agreement or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement or any other Loan Document, any other guaranty of the Obligations, or any other agreement between the Guaranteed Parties and the Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantors or any of them, or might otherwise constitute a legal or equitable discharge of a surety or a guarantor; it being the purpose and intent of the parties hereto that this Guaranty and each Guarantor’s obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

3. Currency and Funds of Payment; Withholding. Each Guarantor hereby guarantees that the Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Obligations including, without limitation: (A) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of a Non-USD Currency (as hereinafter defined) for U.S. Dollars or the remittance of funds outside of such jurisdiction or the unavailability of U.S. Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice; or (B) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any governmental authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction; or (C) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives the Borrower of any assets or their use or of the ability to operate its business or a material part thereof; or (D) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (A), (B) or (C) above (in each of the cases contemplated in clauses (A) through (D) above, to the extent occurring or existing on or at any time after the date of this Guaranty), or the rights of the Guaranteed Parties, with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Obligations. The Guarantors shall make all payments at the Agent’s address for payment set forth in the Credit Agreement or such other address as the Agent shall give notice of to the Guarantors. All payments made or to be made by any Guarantor under this Guaranty shall be made free and clear of, and without deduction for, any present or future withholdings in respect of Indemnified Taxes save for such withholdings in respect of Indemnified Taxes as may be required to be made from such payments by any law, regulation or practice. If any such withholding is required to be made, the Guarantors shall (i) pay the full amount required to be withheld to the relevant taxation or other Governmental Authority within the time allowed for such payment under applicable law, and then deliver to the other party hereto within 30 days after it has made such payment an original receipt (or certified copy thereof) issued by such Governmental Authority evidencing payment thereof (or other evidence of payment reasonably satisfactory to such other party) and (ii) increase the amount to be paid to the other party hereto to ensure that such other party receives and retains a sum equal to the sum which it would have received and so retained, had no such withholding been made or required to be made.

4. Suits. At the election of the Guaranteed Parties, one or more and successive or concurrent suits may be brought hereon against the Guarantors or any of them by the Agent, on behalf of the Guaranteed Parties, whether or not suit has been commenced against the Borrower, any other Guarantor or guarantor of the Obligations, or any other Person and whether or not the Guaranteed Parties have taken or failed to take any other action to collect all or any portion of the Obligations or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Obligations.

5. Set-Off and Waiver. Each Guarantor waives any right to assert against the Guaranteed Parties as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which such Guarantor or any other Guarantor may now or at any time hereafter have against the Borrower or any Credit Party or any Guaranteed Party (other than the defense of performance), including but not limited to any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to the Guarantors. If at any time hereafter any Guaranteed Party employs counsel for advice or other representation to enforce any Guarantor’s Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the reasonable attorneys’ fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by the Guarantors to the Agent, for the benefit of the Guaranteed Parties, on demand.

6. Waiver; Subrogation.

(a) Each Guarantor hereby waives notice of the following events or occurrences: (i) acceptance of this Guaranty; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or any other Loan Document or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) the Guaranteed Parties or the Borrower heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement or any other Loan Documents; (iv) presentment, demand, default, non-payment, partial payment, protest, promptness and diligence; (v) any Guaranteed Party heretofore, now or at any time hereafter granting to the Borrower (or any other party liable to the Lenders on account of the Obligations) or to any other guarantor any indulgence or extensions of time of payment of the Obligations; and (vi) any Guaranteed Party heretofore, now or at any time hereafter accepting from the Borrower, any other guarantor of the Obligations or any other Person, any partial payment or payments on account of the Obligations or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same. Each Guarantor agrees that each Guaranteed Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Guaranteed Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing any Guarantor from its obligations hereunder, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b) Each Guarantor hereby expressly waives any right it may have to require any Guaranteed Party, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other guarantor of the Obligations, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent by the Borrower, or any other Person on account of the Obligations, or any guaranty thereof. Neither the Agent nor any other Guaranteed Party shall have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantors’ obligations hereunder shall in no way be impaired, affected, reduced, or released by reason of any Guaranteed Party’s failure or delay to do or take any of the acts, actions or things described in this Guaranty including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 6.

(c) Each Guarantor further agrees with respect to this Guaranty that the Guarantors shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Obligations until payment in full of the Obligations and termination of the Total Revolving Credit Commitment.

7. Effectiveness; Enforceability. This Guaranty shall be effective as of the date hereof and shall continue in full force and effect until payment in full of the Obligations and termination of the Total Revolving Credit Commitment. This Guaranty shall be binding upon and inure to the benefit of the Guarantors, the Guaranteed Parties and their respective successors and assigns. Notwithstanding the foregoing, no Guarantor shall, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Guaranteed Parties may at any time hereafter have against the Guarantors or any of them under this Guaranty may be asserted by the Agent, on behalf of the Guaranteed Parties, by written notice directed to the Guarantors.

8. Representations and Warranties. Each Guarantor warrants and represents to the Agent for the benefit of the Guaranteed Parties that it is duly authorized to execute, deliver and perform this Guaranty, that this Guaranty is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and that such Guarantor’s execution, delivery and performance of this Guaranty does not violate or constitute a breach of its certificate of incorporation or other documents of corporate governance or a breach, in any material respect, of any material agreement to which such Guarantor is a party, or a breach, in any material respect, of any applicable laws, orders, regulations, decrees or awards of any applicable governmental authority or arbitral body.

9. Expenses. Each Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including attorney’s fees, incurred by the Agent or any Guaranteed Party in connection with the enforcement of this Guaranty.

10. Reinstatement. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Agent under the Credit Agreement or this Guaranty is rescinded or must be restored for any reason.

11. Attorney-in-Fact. Each Guarantor hereby appoints the Agent as such Guarantor’s attorney-in-fact for the purposes of carrying out the provisions of this Guaranty and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

12. Absolute Rights and Obligations. All rights of the Guaranteed Parties hereunder, and all obligations of the Guarantors hereunder, shall be absolute and unconditional irrespective of:

1. any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Obligations;

2. any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Obligations;

3. any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

4. any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Obligations or of this Guaranty (other than the defense of performance).

13. Reliance. Each Guarantor represents and warrants to the Agent, for the benefit of the Guaranteed Parties, that: (a) the Guarantors have adequate means to obtain from the Borrower, on a continuing basis, information concerning the Borrower and the Borrower’s financial condition and affairs and has full and complete access to the Borrower’s books and records; (b) no Guarantor is relying on any Guaranteed Party, its or their employees, agents or other representatives, to provide such information, now or in the future; (c) each Guarantor is executing this Guaranty freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) each Guarantor has relied solely on such Guarantor’s own independent investigation, appraisal and analysis of the Borrower and the Borrower’s financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) no Guarantor has depended or relied on any Guaranteed Party, its or their employees, agents or representatives, for any information whatsoever concerning the Borrower or the Borrower’s financial condition and affairs or other matters material to such Guarantor’s decision to provide this Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that neither the Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to the Guarantors any information concerning the Borrower or the Borrower’s financial condition and affairs, other than as expressly provided herein, and that, if any Guarantor receives any such information from the Agent or any Lender, its or their employees, agents or other representatives, such Guarantor will independently verify the information and will not rely on the Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.

14. [Reserved]

15. Entire Agreement. This Guaranty, together with the Credit Agreement and the other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Guaranty nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

16. References to Agent. All references herein to the Agent shall include any successor thereof.

17. Hedging Agreements. All obligations of the Borrower under Hedging Agreements to any Lender or any affiliate of a Lender shall be deemed to be Obligations guaranteed hereby (in each case unless otherwise agreed in writing by such Lender or affiliate of such Lender), and each Lender or affiliate of a Lender party to any such Hedging Agreement shall be deemed to be a Guaranteed Party hereunder.

18. Severability. In case any Lien, security interest or other right of any Guaranteed Party, or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

19. Counterparts. This Guaranty may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

20. Indemnification. Without limitation of Section 12.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Guarantors hereby jointly and severally covenant and agree to pay, indemnify, and hold the Guaranteed Parties harmless from and against any and all other out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Guaranty or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which any Guarantor has incurred any Obligations (all the foregoing, collectively, the “indemnified liabilities”); provided, however, that the Guarantors shall have no obligation hereunder with respect to indemnified liabilities directly or primarily arising from the willful misconduct or gross negligence of the Agent or any Guaranteed Party. The agreements in this subsection shall survive repayment of all Obligations, termination or expiration of this Guaranty, termination of the Total Revolving Credit Commitment and occurrence of the Maturity Date.

21. Termination. Subject to Section 10, this Guaranty shall terminate on the payment in full of all Obligations and termination of the Total Revolving Credit Commitment.

22. Remedies Cumulative. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower pursuant to the Credit Agreement and the extensions of credit to the Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Guarantors’ guaranty of the Borrower’s obligations pursuant to the terms hereof. No failure or delay by the Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

23. Notices. Any notice required or permitted hereunder shall be given, (a) with respect to the Guarantors, at the address of the Borrower indicated in Section 12.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent’s address indicated in Section 12.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in Section 12.2 of the Credit Agreement.

24. Governing Law.

(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS GUARANTY, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c) EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO SUCH GUARANTOR AT THE ADDRESS SET FORTH BELOW, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

to Guarantor

c/o Fortress Investment Group LLC

1345 Avenue of the Americas

New York, New York USA 10105

Attn: Joseph P. Adams, Jr.

Facsimile Number: 212-798-6075

Confirmation Number: 212-798-6100

(d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY OTHER JURISDICTION.

(e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS GUARANTY OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN

CONNECTION WITH THE FOREGOING, EACH GUARANTOR HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

25. Guarantors Bound by Representations. Warranties and Covenants in Credit Agreement. Each Guarantor hereby represents and warrants that each of the representations and warranties relating to it in Article VII of the Credit Agreement is true and correct in all material respects on and as of the date of this Guaranty, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date. Without limiting the generality of the Guarantors’ obligations under this Guaranty or any other Loan Document, the Guarantors further agree to be bound by each of the covenants relating to it in Article VIII or Article IX of the Credit Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have duly executed this Guaranty on the day and year first written above.

GUARANTORS:

SEACASTLE INC., as Guarantor
By:	/s/ Randal Nardone
Name: Randal Nardone Title: Vice President

SEACASTLE HOLDINGS LLC, as Guarantor
By:	/s/ Randal Nardone
Name: Randal Nardone Title: Vice President

Guaranty Agreement

SCT CHASSIS INC., as Guarantor
By:	/s/ Joseph P. Adams, Jr.
Name: Joseph P. Adams, Jr. Title: Vice President

Guaranty Agreement

CITICORP NORTH AMERICA, INC., as Agent for the Lenders
By:	/s/ Arnold Y. Wong
Name: Arnold Y. Wong Title: Vice President

Guaranty Agreement